EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Enterprise Products Operating L.P. and Enterprise Products Partners L.P. on Form S-4 of (i) our report dated March 9, 2004 (November 9, 2004 as to Note 20 for the change in reportable segments) (such report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in the method of accounting for goodwill in 2002 and derivative instruments in 2001), appearing in the Current Report on Form 8-K of Enterprise Products Partners L.P. filed on December 6, 2004, (ii) our report dated March 16, 2004 with respect to the balance sheet of Enterprise Products GP, LLC, appearing in Exhibit 99.1 to the Current Report on Form 8-K of Enterprise Products Partners L.P. filed with the Securities and Exchange Commission on March 22, 2004, and (iii) to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas
December 23, 2004